Exhibit 99.1

SIGA Technologies, Inc. Reports Financial Results for Three and Six Months Ended June 30, 2020

- Second Quarter includes Deliveries to SNS and First International

Delivery -

- Corporate Update Conference Call Today at 4:30 PM ET -

August 6, 2020, 4:05 pm ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company focused on the health security market, today reported financial results for the three and six months ended June 30, 2020.

“SIGA’s successful second quarter was highlighted by the initial deliveries of TPOXX® to the U.S. Strategic National Stockpile pursuant to the April option exercises and to the Canadian Department of Defence, as part of our first international order,” said Phil Gomez, CEO of SIGA. “In addition to our strong financial results, we are laying the groundwork for the future; We recently submitted a Marketing Authorisation Application for oral tecovirimat with the European Medicines Agency in July, and are targeting regulatory submissions within the next six months to Health Canada for oral TPOXX, as well as a New Drug Application for the IV formulation of TPOXX to the FDA. Furthermore, we are preparing clinical protocols to support the potential expansion of the oral TPOXX label in the U.S. to include Post-Exposure Prophylaxis, a program we are developing with funding from the U.S. Department of Defense.”

Summary Financial Results
($ in millions, except per share amounts)

Second Quarter 2020 in comparison to Second Quarter 2019

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019

Total Revenues	$40.3	$3.9
Operating Income (Loss) (1)	$28.8	($1.7)
Income (Loss) before Income Taxes (1)	$27.2	($4.3)
Net Income (Loss)	$20.9	($3.2)
Diluted Income (Loss) per Share	$0.26 per share	($0.05) per share

Six Months Ended June 30, 2020 in comparison to Six Months Ended June 30, 2019

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019

Total Revenues	$43.0	$14.4
Operating Income (1)	$24.8	$0.5
Income (Loss) before Income Taxes (1)	$15.6	($2.1)
Net Income (Loss)	$12.0	($1.5)
Diluted Income (Loss) per Share	$0.15 per share	($0.06) per share

(1) Operating Income excludes, and Income (Loss) before Income Taxes includes, costs in connection with the retirement of the Company’s term loan, interest expense, interest income and adjustments to the fair value of the Company’s outstanding warrant.  Both line items exclude the impact of income taxes.

Recent Key Activities:

•
On July 30, the Company announced that it has filed a Marketing Authorisation Application (MAA) with the European Medicines Agency (EMA) for oral tecovirimat.  SIGA is targeting approval for the second half of 2021.

•
On June 25, the Company announced that approximately 117,000 courses of oral TPOXX were delivered to the Strategic National Stockpile.  SIGA has recognized $36.2 million of revenue in connection with these deliveries, of which $3.6 million relates to amounts previously received in connection with raw material procurement and recorded as deferred revenue.

•
On June 15, the Company announced that the United States Department of Defense (“DoD”) had increased research and development funding to approximately $23 million in connection with the DoD contract, to support work necessary to obtain a potential label expansion from the U.S. Food and Drug Administration (FDA) for oral TPOXX to cover Post-Exposure Prophylaxis (PEP), in addition to the currently approved labeling for the treatment of smallpox.

•
On June 1, the Company announced its first international delivery of TPOXX® (tecovirimat) with 2,500 courses delivered to the Canadian Department of National Defence (CDND).  In connection with this delivery, SIGA recognized revenue of $2.3 million.  The delivery was made as part of the contract awarded by the CDND to Meridian Medical Technologies, Inc. (“Meridian”, a Pfizer Company) (“Canadian Contract”), in which the CDND will purchase up to 15,325 courses of oral TPOXX over four years for a total value of $14.3 million. Remaining purchases of up to 12,825 courses under this contract are at the option of the CDND and are expected to occur after regulatory approval of oral TPOXX in Canada. Meridian is counterparty to the Canadian Contract and SIGA is responsible for manufacture and delivery of the oral TPOXX. The contract award was coordinated between SIGA and Meridian under the international promotion agreement entered into by the parties on June 3, 2019.

Share Repurchase Activity

During the second quarter, SIGA repurchased approximately 2.5 million shares of its common stock, for approximately $15.2 million.

Product Delivery Expectations in Connection with the 19C BARDA Contract

Pursuant to options already exercised under the 19C BARDA Contract, SIGA expects to deliver approximately 246,000 courses of oral TPOXX to the SNS (in addition to those courses recently delivered) by April 2021, and such deliveries may occur in their entirety in 2020.  These deliveries are expected to generate revenues of approximately $76 million. In addition to the above-mentioned expectations, the 19C BARDA Contract has up to $414 million of procurement-related options remaining for future exercise by BARDA.

COVID-19 Pandemic

The COVID-19 pandemic has caused significant societal and economic disruption.  Such disruption, and the associated risks and costs, are expected to continue for an indeterminate period of time.  Given the uncertain future course of the COVID-19 pandemic, and the uncertain scale and scope of its future impact, the Company is continually reviewing business and financial risks related to the pandemic and is continually seeking coordination with its government partners with respect to the performance of current and future government contracts.  Additionally, the Company is continually coordinating with service providers and vendors, in particular contract manufacturing organizations (“CMOs”) that constitute our supply chain, to review actions and risks caused by the COVID-19 pandemic.

The COVID-19 pandemic has not adversely affected the liquidity position of the Company, nor is it currently expected to have a material adverse effect on the financial condition or annual financial results of the Company, although the Company cannot provide assurances as to the ultimate impact of the pandemic upon the macro environment or the Company’s industry.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, August 6, 2020, at 4:30 P.M. ET.

Participants may access the call by dialing 877-407-6184 for domestic callers or 201-389-0877 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com under the 'Events & Presentations' tab in the Investor Relations section, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 877-660-6853 for domestic callers or 201-612-7415 for international callers and using Conference ID: 13706604. The archived webcast will be available in the Events and Presentations section of the Company's website.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX® is a novel small-molecule drug and the US maintains a stockpile of 1.7 million courses in the Strategic National Stockpile under Project BioShield. The oral formulation of TPOXX® was approved by the FDA for the treatment of smallpox in 2018. The full label is here: https://dailymed.nlm.nih.gov/dailymed/drugInfo.cfm?setid=fce826ab-4d6a-4139-a2ee-a304a913a253.  In September 2018, SIGA signed a contract potentially worth more than $600 million with BARDA for additional procurement and development related to both oral and intravenous formulations of TPOXX®. For more information about SIGA, please visit www.siga.com.

About Smallpox1

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally-occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents that SIGA has filed with the SEC. SIGA urges investors and security holders to read those documents free of charge at the SEC's web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements are current only as of the date on which such statements were made, and except for our ongoing obligations under the United States of America federal securities laws, we undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events, or otherwise.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Contacts:
Investors
David Carey
212-867-1768
david.carey@finnpartners.com

Media
Stephanie Seiler
206-713-0124
stephanie.seiler@finnpartners.com

1 http://www.mayoclinic.org/diseases-conditions/smallpox/basics/definition/con-20022769

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$53,065,833	$65,249,072
Restricted cash and cash equivalents, short-term	-	95,737,862
Accounts receivable	36,611,661	4,167,996
Inventory	14,006,986	9,652,855
Prepaid expenses and other current assets	1,382,499	5,234,000
Total current assets	105,066,979	180,041,785

Property, plant and equipment, net	2,366,135	2,618,303
Deferred tax assets, net	11,183,600	14,151,002
Goodwill	898,334	898,334
Other assets	901,906	856,766
Total assets	$120,416,954	$198,566,190
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$630,165	$3,054,032
Accrued expenses and other current liabilities	14,931,370	8,636,911
Total debt, current	-	80,044,866
Total current liabilities	15,561,535	91,735,809
Warrant liability	7,752,534	6,116,882
Other liabilities	2,969,867	2,929,743
Total liabilities	26,283,936	100,782,434
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 78,618,743 and 81,269,868 issued and outstanding at June 30, 2020, and December 31, 2019, respectively)	7,862	8,127
Additional paid-in capital	221,380,828	220,808,037
Accumulated deficit	(127,255,672)	(123,032,408)
Total stockholders’ equity	94,133,018	97,783,756
Total liabilities and stockholders’ equity	$120,416,954	$198,566,190

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Product sales and supportive services	$38,624,450	$-	$38,737,459	$7,142,400
Research and development	1,724,327	3,907,611	4,231,083	7,224,295
Total revenues	40,348,777	3,907,611	42,968,542	14,366,695

Operating expenses
Cost of sales and supportive services	4,796,768	-	4,905,863	915,367
Selling, general and administrative	3,870,927	3,392,228	7,046,952	6,558,794
Research and development	2,709,743	2,038,323	5,859,847	6,035,604
Patent expenses	174,203	182,310	356,800	370,226
Total operating expenses	11,551,641	5,612,861	18,169,462	13,879,991
Operating income (loss)	28,797,136	(1,705,250)	24,799,080	486,704
(Loss) gain from change in fair value of warrant liability	(1,619,587)	656,523	(1,635,652)	3,792,788
Loss on extinguishment of Term Loan	-	-	(4,981,461)	-
Interest expense	-	(3,971,031)	(3,016,817)	(7,899,449)
Other income, net	31,931	737,577	444,295	1,473,706
Income (loss) before income taxes	27,209,480	(4,282,181)	15,609,445	(2,146,251)
(Provision) benefit for income taxes	(6,319,322)	1,119,689	(3,616,816)	613,536
Net and comprehensive income (loss)	$20,890,158	$(3,162,492)	$11,992,629	$(1,532,715)
Basic income (loss) per share	$0.26	$(0.04)	$0.15	$(0.02)
Diluted income (loss) per share	$0.26	$(0.05)	$0.15	$(0.06)
Weighted average shares outstanding: basic	80,340,695	80,986,524	80,790,400	80,950,124
Weighted average shares outstanding: diluted	80,516,863	82,114,661	80,959,812	82,129,601